SUB-ITEM 77Q1(a): Copies of any material amendments to the registrants charter or by-laws

Amended and Restated Schedule A to the Trusts
Declaration of Trust dated as of June 3, 2008.
Incorporated herein by reference to Post-Effective
Amendment No. 12 to the Registrants Registration
Statement on Form N-1A (File No. 333-111662) filed on
June 23, 2008.

SUB-ITEM 77Q1(a): Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-
item 77I

Amended and Restated Schedule A to the Trusts
Declaration of Trust dated as of June 3, 2008.
Incorporated herein by reference to Post-Effective
Amendment No. 12 to the Registrants Registration
Statement on Form N-1A (File No. 333-111662) filed on
June 23, 2008.

SUB-ITEM 77Q1(e): Copies of any new or amended registrant investment advisory contracts

(i)	Investment Advisory and Management Agreement.
Incorporated herein by reference to Post-Effective
Amendment No. 14 to the Registrants Registration
Statement on Form N-1A (File No. 333-111662) filed on
September 19, 2008.
(ii)	Subadvisory Agreement. Incorporated herein by reference to
Post-Effective Amendment No. 14 to the Registrants
Registration Statement on Form N-1A (File No. 333-
111662) filed on September 19, 2008.